UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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On October 17, 2017, Pershing Square Capital Management, L.P. and certain affiliates issued the following press release:

Pershing Square’s Nominees for ADP’s Transformation to Participate in a Fireside Chat

New York, NY – October 17, 2017 //- Pershing Square Capital Management, L.P. (“Pershing Square”) today announced that Pershing Square CEO Bill Ackman, Veronica Hagen and Paul Unruh (“The Nominees for ADP’s Transformation”) will participate in a fireside chat hosted and moderated by Sanford C. Bernstein & Co. (“Bernstein”) Senior Analyst Lisa Ellis in Chicago on October 19, 2017, at 1:00 PM EDT / 12:00 PM CDT to discuss ADP (NASDAQ: ADP).

All shareholders and interested parties can watch the conversation live at: www.ADPascending.com.

“We look forward to shareholders having the opportunity to get to know our independent director nominees,” said Bill Ackman. “Veronica has extensive global CEO experience in competitive industries where her focus on operational efficiency and productivity were paramount to her long-term success. Paul recently served as member of a board committee at Symantec which oversaw a business transformation and efficiency initiative. As shareholders continue to learn more about Veronica and Paul, I’m confident they will see the substantial value they would bring to ADP’s board.”

Participant Bios:

Lisa Ellis – Bernstein

Lisa Ellis is the Senior Analyst at Bernstein covering Payments, Processors, and IT Services, a position she has held since 2013. Bernstein is widely recognized as Wall Street’s premier sell-side research and brokerage firm. Prior to joining Bernstein, Lisa spent 12 years at McKinsey & Company, where she was a Partner in the Technology, Media, and Telecom practice. At McKinsey, Lisa advised leading hardware, software, IT services, telecom, and defense communications companies on a range of strategic topics. Lisa holds an MBA with Honors from the Darden Graduate School of Business, an MS in Materials Science and Engineering from the University of Virginia, and a BS in Physics and Mathematics from the College of William & Mary. In 2017, Lisa was ranked No. 1 in Institutional Investor’s annual analyst poll.

Bill Ackman – Nominee for ADP’s Transformation

Bill Ackman is the founder, chief executive officer and portfolio manager of Pershing Square Capital Management, L.P., an SEC-registered investment adviser founded in 2003. Pershing Square is a concentrated research-intensive, fundamental value investor in long and occasionally short investments in publicly traded companies. Mr. Ackman has served as Chairman of the Board of The Howard Hughes Corporation (NYSE: HHC) since November 2010. Mr. Ackman served as a director of Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) between March 2016 and May 2017 and as a director of Canadian Pacific Railway Ltd. (NYSE: CP) (TSX: CP) between May 2012 and September 2016. Mr. Ackman served as a director of J.C. Penney Company, Inc. (NYSE: JCP) from February 2011 through August 2013 and as a director of Justice Holdings Limited (LSE: JUSH) from April 2011 to June 2012 when it merged with Burger King Worldwide, Inc. (NYSE: BKW), now Restaurant Brands International Inc. (NYSE: QSR)(TSX: QSR). From June 2009 to March 2010, Mr. Ackman served as a director of General Growth Properties, Inc. (NYSE: GGP). Mr. Ackman is a Trustee of the Pershing Square Foundation, a member of the Board of Trustees at The Rockefeller University and a member of the Board of Dean’s Advisors of the Harvard Business School.

Mr. Ackman has extensive management, financial, and investment experience through his prior service on boards of directors of public companies and his investments in public and private companies across a variety of industries. Mr. Ackman has experience, as an investor and director, with business transformations similar to the transformation opportunity at ADP. Pershing Square is one of ADP’s largest shareholders and intends to be a long-term investor in the Company.

Veronica Hagen – Nominee for ADP’s Transformation

Veronica M. Hagen served as Chief Executive Officer of Polymer Group, Inc. from 2007 until her retirement in 2013 and served from 2007 to 2015 as a director. Polymer Group, Inc. is a leading producer and marketer of engineered materials. Prior to joining Polymer Group, Inc., Ms. Hagen was the President and Chief Executive Officer of Sappi Fine Paper, a division of Sappi Limited, the South African-based global leader in the pulp and paper industry, from November 2004 until 2007. Ms. Hagen also served as Vice President and Chief Customer Officer at Alcoa Inc. (NYSE: AA). She serves on the Compensation Committee and the Nominating/Corporate Governance Committee of the Board of Directors of American Water Works Company, Inc. (NYSE: AWK). Ms. Hagen also serves as the Chair of the Compensation Committee and a member of the Nominating and Governance Committee of the Board of Directors of Newmont Mining Corporation (NYSE: NEM). Since 2008, Ms. Hagen has served as a director of Southern Company (NYSE: SO) on the Nuclear/Operations Committee and as chair of the Nominating and Governance Committee. She also served as lead director of Southern Company for two years. Ms. Hagen is a member of the Committee of 200, Women Corporate Directors, and the National Association of Corporate Directors.

Ms. Hagen has extensive global executive leadership experience in competitive industries where her focus on operational efficiency and productivity were paramount to her long-term success. Ms. Hagen has experience overseeing cyber security through her role on the Southern Company Nuclear / Operations Committee. Ms. Hagen’s experience as an executive and public company director will provide valuable skills and insights to ADP Board. Ms. Hagen has personally invested over $300,000 in ADP common stock.

V. Paul Unruh – Nominee for ADP’s Transformation

V. Paul Unruh is presently director and Chairman of the Audit Committee at Symantec Corporation (NASDAQ: SYMC). Mr. Unruh serves as director and Chairman of the Audit and Risk Committee at Aconex Limited (ASX: ACX) and previously served as a director and member of the Audit and Finance Committee at Heidrick & Struggles International Incorporated (NASDAQ: HSII). Mr. Unruh is a member of the National Association of Corporate Directors as well as the KPMG Audit Committee Institute. Mr. Unruh previously served on the Board of London Continental Railways Limited, Move, Inc. and URS Corporation. Mr. Unruh is a Certified Public Accountant. Mr. Unruh retired from his 25-year tenure with Bechtel Group (“Bechtel”) in 2003. Mr. Unruh served in numerous senior leadership roles at Bechtel, including Chief Financial Officer from 1992-1996, Controller from 1987-1991, Treasurer from 1983-1986 and Manager of Financial Systems Development from 1978-1982. He served as the President of Bechtel Enterprises Holdings, Inc. from 1997-2001. Mr. Unruh served as the Vice Chairman at Bechtel Group, Inc. from 2001-2003.

Mr. Unruh has obtained technology, project development, finance, human resources, legal, and strategic planning expertise through his 30 years of professional experience as a senior executive. As a member of the Symantec board subcommittee overseeing their transformation initiative, Mr. Unruh has recent experience helping to oversee a business transformation initiative at a large technology company. Mr. Unruh’s executive experience, along with his public company board experience, will make him a valuable addition to the ADP Board. Mr. Unruh has personally invested over $300,000 in ADP common stock.

Pershing Square published its most recent ADP presentation on October 11, 2017. Shareholders can access that presentation here and additional supporting materials here.

For additional information, visit our website: www.ADPascending.com. Follow ADPascending on Facebook, Twitter and YouTube.

To vote for Pershing Square’s Nominees for ADP’s Transformation, please vote the GOLD Proxy Card or GOLD Voting Instruction Form.

You can vote by Internet, telephone or by signing and dating the GOLD Proxy Card or Voting Instruction Form and mailing it in the postage paid envelope provided. We urge you NOT to vote using any white proxy card or voting instruction form you receive from ADP. Please discard the white proxy card.

If you have any questions about how to vote your shares, please contact our proxy solicitor, D.F. King & Co., Inc., at (866) 342-1635.

About Pershing Square Capital Management, L.P.

Pershing Square Capital Management, L.P., based in New York City, is a SEC-registered investment advisor to investment funds.

Media Contact:

Pershing Square

Fran McGill

212 909 2455, McGill@persq.com

This press release relates to Pershing Square’s solicitation of proxies in connection with the 2017 annual meeting of stockholders of ADP.

The information contained in this press release (the “Information”) is based on publicly available information about Automatic Data Processing, Inc. (“ADP” or the “Company”), which has not been independently verified by Pershing Square Capital Management, L.P. (“Pershing Square”). Pershing Square recognizes that there may be confidential or otherwise non-public information in the possession of ADP or others that could lead ADP or others to disagree with Pershing Square’s conclusions. This press release and the Information is not a recommendation or solicitation to buy or sell any securities.

The analyses provided may include certain forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in board composition, actions of ADP and its subsidiaries or competitors, the ability to implement business strategies and plans and pursue business opportunities in the human capital management industry. Such forward-looking statements, estimates, and projections reflect various assumptions by Pershing Square concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of ADP with the Securities and Exchange Commission at www.sec.gov. No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein. Actual results may vary materially from the estimates and projected results contained herein.